Exhibit 10.1
FIFTH AMENDMENT TO
SECOND AMENDED AND RESTATED CREDIT AGREEMENT
          FIFTH AMENDMENT, dated as of November 20, 2007, to the Second Amended and Restated Credit Agreement referred to below (this “Amendment”), by and among DICK’S SPORTING GOODS, INC., a Delaware corporation (“Borrower”), GENERAL ELECTRIC CAPITAL CORPORATION, a Delaware corporation, as Agent for the Lenders (in such capacity “Agent”), and the Lenders signatory hereto.
W I T N E S S E T H:
          WHEREAS, Borrower, the other Loan Parties signatory thereto, Agent and Lenders are parties to that certain Second Amended and Restated Credit Agreement, dated as of July 28, 2004 (as amended, restated, supplemented or otherwise modified from time to time, the “Credit Agreement”); and
          WHEREAS, Borrower, Agent and Required Lenders have agreed to amend certain provisions of the Credit Agreement, in the manner, and on the terms and conditions, provided for herein;
          NOW THEREFORE, in consideration of the premises and for other good and valuable consideration, the receipt, adequacy and sufficiency of which are hereby acknowledged, Borrower, Agent and Required Lenders hereby agree as follows:
          1. Definitions. Capitalized terms not otherwise defined herein (including in the Recitals hereto) shall have the meanings ascribed to them in the Credit Agreement as amended hereby (the “Amended Credit Agreement”).
          2. Amendment to Section 1.3 of the Credit Agreement.
          Section 1.3 of the Credit Agreement is hereby amended and restated in its entirety as of the Fifth Amendment Effective Date (as hereinafter defined) to read as follows:
“1.3 Use of Proceeds. Borrower shall use the proceeds of the Revolving Credit Loan only for (a) payment of Fees, expenses and other costs incurred in connection with the Transaction, (b) funding a portion of the Acquisition (including, if applicable, providing the funds for the Acquirer Loan and the Galyan’s Loan), (c) funding a portion of the Golf Acquisition, (d) refinancing certain indebtedness of Golf Galaxy and GolfWorks, (e) funding a portion of the CSG Acquisition, (f) refinancing certain indebtedness of CSG, (g) refinancing certain indebtedness of Galyan’s, (h) funding all or a portion of any Permitted Acquisition, and (i) providing (i) working capital financing for Borrower and its Subsidiaries, (ii) funds for other general corporate purposes of Borrower and its Subsidiaries and (iii) funds for the purposes otherwise permitted hereunder, including those referred to in Recital D hereof, and those transactions explicitly permitted pursuant to Article VI; and for these purposes, Lenders are willing to make certain loans and other extensions of credit to Borrower of up to such amount upon the terms and conditions set forth herein.”

          3. Amendment to Section 5.8 of the Credit Agreement.
Section 5.8 of the Credit Agreement is hereby amended as of the Fifth Amendment Effective Date by deleting the last sentence of Section 5.8 in its entirety and inserting in lieu thereof a new sentence to read as follows:
“Notwithstanding anything to the contrary contained herein, the Loan Parties shall be permitted to amend, supplement or otherwise modify the Schedules hereto or to the other Loan Documents in connection with (i) the Golf Acquisition to the extent contemplated by the Joinder Agreement (Credit Agreement), dated as of the Second Amendment Effective Date, made by Golf Galaxy and Agent, and the Joinder Agreement (Credit Agreement), dated as of the Second Amendment Effective Date, made by GolfWorks and Agent, (ii) the CSG Acquisition to the extent contemplated by the Joinder Agreement (Credit Agreement) to be entered into between CSG and Agent, and (iii) any Permitted Acquisition to the extent contemplated by the Joinder Agreement (Credit Agreement) to be entered into between the entity being acquired pursuant to the Permitted Acquisition and Agent.”
          4. Amendment to Section 5.14 of the Credit Agreement.
Section 5.14 of the Credit Agreement is hereby amended as of the Fifth Amendment Effective Date by inserting new clause (d) after clause (c) to read as follows:
“(d) Borrower shall deliver or cause to be delivered to Agent no later than ninety (90) days (or such longer period consented to by Agent in its sole discretion) after the CSG Acquisition Closing Date, duly executed tri-party control agreements, which tri-party control agreements shall be in form and substance satisfactory to Agent and its counsel.”
          5. Amendments to Section 6.1 of the Credit Agreement. Section 6.1(a) of the Credit Agreement is hereby amended as of the Fifth Amendment Effective Date by deleting the word “and” at the end of clause (v) therein, inserting the word “and” at the end of clause (vi) therein, and inserting a new clause (vii) at the end of clause (vi) to read as follows:
“(vii) Borrower may consummate the CSG Acquisition; provided that (i) immediately before and after giving effect to the CSG Acquisition, no Default shall have occurred and be continuing or would result therefrom; (ii) no later than ninety (90) days after the CSG Acquisition Closing Date or such later date as may be agreed upon by the Agent (and notwithstanding the requirements of Sections 5.14 and 5.16 to the contrary), the Borrower shall have complied with the requirements of Sections 5.14 and 5.16, including that (A) the documentation for such acquisition permits the Agent to obtain a Lien thereon to the extent provided in Sections 5.14 and 5.16, and (B) duly executed tri-party control agreements satisfactory to Agent and its counsel with respect to such bank accounts of CSG as the Agent may reasonably request; and (iii) notwithstanding the provisions of

Section 6.1 to the contrary, CSG may not merge or consolidate with, or otherwise combine with, any Loan Party until such time as CSG has repaid in full the CSG Indebtedness.”
          6. Amendment to Section 6.2 of the Credit Agreement. Section 6.2 of the Credit Agreement is hereby amended as of the Fifth Amendment Effective Date by deleting the word “and” before clause (i) therein and inserting a new clause (j) at the end of clause (i) to read as follows:
“and (j) Investments in connection with the CSG Acquisition as permitted pursuant to Section 6.1(a)(vii).”
          7. Amendment to Section 6.3 of the Credit Agreement. Section 6.3 of the Credit Agreement is hereby amended as of the Fifth Amendment Effective Date by deleting the word “and” before clause (m) therein and inserting a new clause (n) at the end of clause (n) to read as follows:
“(n) until ninety (90) days after the CSG Acquisition Closing Date or such later date as may be agreed upon by the Agent, the CSG Indebtedness; provided, that no Loan Party shall create, incur, assume or permit to exist any Guaranteed Indebtedness in respect of the CSG Indebtedness”
          8. Amendment to Section 6.4 of the Credit Agreement. Section 6.4 of the Credit Agreement is hereby amended as of the Fifth Amendment Effective Date by deleting the word “and” before clause (e) therein and inserting new clauses (f) and (g) at the end of clause (e) to read as follows:
“(f) payments of consulting and other fees and amounts in connection with Permitted Acquisitions and the CSG Acquisition on terms reasonably satisfactory to Agent, and (g) payment of amounts earned pursuant to Section 2.6 of the CSG Stock Purchase Agreement relating to the Deferred Purchase Price”
          9. Amendment to Section 6.7 of the Credit Agreement. Section 6.7 of the Credit Agreement is hereby amended as of the Fifth Amendment Effective Date by deleting the word “and” before clause (f) therein and inserting new clause (g) at the end of clause (f) to read as follows:
“(g) until ninety (90) days after the CSG Acquisition Closing Date or such later date as may be agreed upon by the Agent, Liens securing the CSG Indebtedness; provided, that such Liens shall not be created or permitted to exist on any properties or assets of any Loan Party other than CSG.”
          10. Amendments to Annex A of the Credit Agreement. Annex A of the Credit Agreement is hereby amended as of the Fifth Amendment Effective Date by,
a.	amending the definition of “Permitted Acquisition” as follows:
(i) deleting the lead-in paragraph and inserting in lieu thereof,

“‘Permitted Acquisition’ shall mean an acquisition (whether pursuant to an acquisition of Stock, assets or otherwise) by Borrower or any Subsidiary from any Person of a business or of all or substantially all of the assets or of all of the Stock of any domestic Person (or any division thereof) or GolfWorks Canada in which the following conditions are satisfied (or, solely with respect to clauses (b) and (d) below, waived by Agent in its sole discretion):”
(ii) deleting “concurrently with” in clause (c) therein, and inserting in lieu thereof, “within thirty (30) days after”.
b.	adding the following new definitions in appropriate alphabetical order therein:
“CSG” shall mean Chick’s Sporting Goods, Inc., a California corporation.
“CSG Acquisition” shall mean the acquisition by Borrower of all the issued and outstanding shares of capital Stock of CSG, in accordance with the terms and conditions of the CSG Stock Purchase Agreement, without waiver of any conditions thereto which have not been approved by the Agent in its sole discretion.
“CSG Acquisition Closing Date” shall mean the date on which the CSG Acquisition is consummated in accordance with the terms hereof and the CSG Stock Purchase Agreement.
“CSG Indebtedness” shall mean the obligations of CSG as of the CSG Acquisition Closing Date to Wells Fargo Retail Finance II, LLC under that certain Second Amended and Restated Loan and Security Agreement dated January 21, 2005, as amended, and related agreements, which shall, unless otherwise agreed upon by Agent, in no event exceed $27,000,000 in aggregate principal amount.
“CSG Stock Purchase Agreement” shall mean that certain Stock Purchase Agreement to be entered into among CSG, the owners of the outstanding equity of CSG and Borrower in substantially the form of the draft Stock Purchase Agreement delivered to Agent and Lenders on November 6, 2007, with such changes, amendments or modifications as Agent may approve in its sole discretion.
          11. Representations and Warranties. To induce Required Lenders and Agent to enter into this Amendment, Borrower hereby represents and warrants that, after giving effect to this Amendment:
a.	Each of the execution, delivery and performance by Borrower and each other Loan Party which is party to the Guaranty of this Amendment and the performance of the Amended Credit Agreement are (i) within Borrower’s and each such Loan Party’s corporate power and have been duly authorized by all necessary corporate and shareholder action; (ii) do not contravene any provision of any Loan Party’s charter or bylaws or equivalent organizational or charter or other constituent documents; (iii) do not violate any law or regulation, or any order or decree of any court or Governmental Authority; (iv) do not conflict with or result in the breach or termination of, constitute a default under or accelerate or permit the acceleration of any performance required by, any indenture, mortgage, deed of trust, lease, agreement or other instrument to which any Loan Party is a party or by which any Loan Party or any of its property is bound; (v) do not result in the creation or imposition of any Lien upon any of the property of any Loan Party other than those in favor of Agent, on behalf of itself and the Lenders, pursuant to the Loan Documents; and (vi) do not require the consent or approval of any Governmental Authority or any other Person.
b.	This Amendment has been duly executed and delivered by or on behalf of Borrower and each other Loan Party which is party to the Guaranty.

c.	Each of this Amendment and the Amended Credit Agreement constitutes a legal, valid and binding obligation of Borrower and each such Loan Party enforceable against Borrower and such Loan Party in accordance with its terms, except as enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or similar laws affecting creditors’ rights generally and by general equitable principles (whether enforcement is sought by proceedings in equity or at law).

d.	No Default or Event of Default has occurred and is continuing both before and after giving effect to this Amendment.

e.	No action, claim or proceeding is now pending or, to the knowledge of any Loan Party signatory hereto, threatened against such Loan Party, at law, in equity or otherwise, before any court, board, commission, agency or instrumentality of any federal, state, or local government or of any agency or subdivision thereof, or before any arbitrator or panel of arbitrators, which challenges such Loan Party’s right, power, or competence to enter into this Amendment or, to the extent applicable, perform any of its obligations under this Amendment, the Amended Credit Agreement or any other Loan Document, or the validity or enforceability of this Amendment, the Amended Credit Agreement or any other Loan Document or any action taken under this Amendment, the Amended Credit Agreement or any other Loan Document or which if determined adversely could have or result in a Material Adverse Effect. To the knowledge of each Loan Party, there does not exist a state of facts which is reasonably likely to give rise to such proceedings.

f.	All representations and warranties of the Loan Parties contained in the Credit Agreement and the other Loan Documents are true and correct as of the date hereof with the same effect as though such representations and warranties had been made on and as of the date hereof, except to the extent that any such representation or warranty expressly relates to an earlier date.

          12. Additional Agreements. Borrower hereby agrees to deliver to Agent on the CSG Acquisition Closing Date, a duly executed, complete and correct copy of the CSC Stock Purchase Agreement (including all schedules, exhibits, amendments, supplements, modifications, assignments and all other material documents delivered pursuant thereto or in connection therewith). Notwithstanding anything to the contrary contained in Section 8.1(d) of the Credit Agreement, Agent and Lenders hereby waive as of the Fifth Amendment Effective Date any Default or Event of Default that may arise under Section 8.1(d) solely as a result of a default by CSG under the CSG Indebtedness.
          13. Remedies. This Amendment shall constitute a Loan Document. The breach by any Loan Party of any representation, warranty, covenant or agreement in this Amendment shall constitute an immediate Event of Default hereunder and under the other Loan Documents.
          14. No Other Amendments/Waivers. Except as expressly provided for herein, the Credit Agreement and the other Loan Documents shall be unmodified and shall continue to be in full force and effect in accordance with their terms. In addition, this Amendment shall not be deemed a waiver of any term or condition of any Loan Document by the Agent or the Lenders with respect to any right or remedy which the Agent or the Lenders may now or in the future have under the Loan Documents, at law or in equity or otherwise or be deemed to prejudice any rights or remedies which the Agent or the Lenders may now have or may have in the future under or in connection with any Loan Document or under or in connection with any Default or Event of Default which may now exist or which may occur after the date hereof. The Credit Agreement and all other Loan Documents are hereby in all respects ratified and confirmed.
          15. Waiver of Claims. Borrower hereby waives, releases, remises and forever discharges Agent, Lenders and each other Indemnified Person from any and all Claims of any kind or character, known or unknown, which Borrower ever had, now has or might hereafter have against Agent or any Indemnified Person which relates, directly or indirectly, to any acts or omissions of Agent or such Lender or any other Indemnified Person on or prior to the Fifth Amendment Effective Date.
          16. Fees and Expenses. Borrower hereby reconfirms its obligations pursuant to Section 11.2 of the Credit Agreement to pay and reimburse Agent for all reasonable out-of-pocket expenses (including, without limitation, reasonable fees of counsel) incurred in connection with the negotiation, preparation, execution and delivery of this Amendment and all other documents and instruments delivered in connection herewith.
          17. Effectiveness. This Amendment shall become effective as of November 20, 2007 (the “Fifth Amendment Effective Date”) only upon satisfaction in full in the judgment of the Agent of each of the following conditions:
a.	Amendment. Agent shall have received eight (8) original copies of this Amendment duly executed and delivered by Agent, Lenders and Borrower and acknowledged by the other Loan Parties.

b.	Representations and Warranties. All representations and warranties contained in this Amendment shall be true and correct on and as of the Fifth Amendment Effective Date.

          18. GOVERNING LAW. THIS AMENDMENT SHALL BE GOVERNED BY, AND INTERPRETED IN ACCORDANCE WITH, THE LAW OF THE STATE OF NEW YORK. THIS AGREEMENT AND EACH OTHER LOAN DOCUMENT SHALL BE DEEMED TO BE A CONTRACT UNDER THE LAWS OF THE STATE OF NEW YORK AND SHALL, PURSUANT TO NEW YORK GENERAL OBLIGATIONS LAW 5-1401, FOR ALL PURPOSES BE GOVERNED BY AND CONSTRUED AND ENFORCED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK.
          19. Counterparts. This Amendment may be executed by the parties hereto on any number of separate counterparts and all of said counterparts taken together shall be deemed to constitute one and the same instrument.
[SIGNATURE PAGES FOLLOW]

          IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be duly executed and delivered as of the day and year first above written.

BORROWER: DICK’S SPORTING GOODS, INC.
By:	/s/ Timothy E. Kullman
	Name:	Timothy E. Kullman
	Title:	Senior Vice President and Chief Financial Officer

AGENT: GENERAL ELECTRIC CAPITAL CORPORATION, as Agent
By:	/s/ Joseph H. Burt
	Name:	Joseph Burt
Its: Duly Authorized Signatory

LENDERS: GENERAL ELECTRIC CAPITAL CORPORATION
By:	/s/ Joseph H. Burt
	Name:	Joseph Burt
Its: Duly Authorized Signatory

PNC BANK, NATIONAL ASSOCIATION
By:	/s/ James M. Steffy
	Name:	James M. Steffy
	Title:	Vice President

BANK OF AMERICA, N.A.
By:	/s/ Andrew Cerassi
	Name:	Andrew Cerassi
	Title:	Vice President

NATIONAL CITY BUSINESS CREDIT, INC.
By:	/s/ Matthew Potter
	Name:	Matthew Potter
	Title:	Vice President

WACHOVIA BANK, NATIONAL ASSOCIATION
By:	/s/ Anthony D. Braxton
	Name:	Anthony D. Braxton
	Title:	Director

CITIZEN’S BANK OF PENNSYLVANIA
By:	/s/ Don Cmar
	Name:	Don Cmar
	Title:	Vice President

JPMORGAN CHASE BANK, N.A. formerly known as JP MORGAN CHASE BANK
By:	/s/ James M. Barbato
	Name:	James M. Barbato
	Title:	Vice President

Each of the undersigned Loan Parties hereby (i) acknowledges each of the amendments and waivers to the Credit Agreement effected by this Amendment and (ii) confirms and agrees that its obligations under its Guaranty shall continue without any diminution thereof and shall remain in full force and effect on and after the effectiveness of this Amendment.
ACKNOWLEDGED, CONSENTED and AGREED to as of the date first written above.

AMERICAN SPORTS LICENSING, INC.
By:	/s/ Timothy E. Kullman
	Name:	Timothy E. Kullman
	Title:	President

DSG OF VIRGINIA, LLC
By:	/s/ Jeffrey R. Hennion
	Name:	Jeffrey R. Hennion
	Title:	President

GALYAN’S TRADING COMPANY, INC.
By:	/s/ Timothy E. Kullman
	Name:	Timothy E. Kullman
	Title:	Vice President, Secretary and Treasurer

GALYAN’S NEVADA, INC.
By:	/s/ Timothy E. Kullman
	Name:	Timothy E. Kullman
	Title:	Secretary and Treasurer

GALYAN’S OF VIRGINIA, INC.
By:	/s/ Timothy E. Kullman
	Name:	Timothy E. Kullman
	Title:	Secretary and Treasurer

GOLF GALAXY, INC.
By:	/s/ John T. Wolfe
	Name:	John T. Wolfe
	Title:	Vice President

GOLF GALAXY GOLFWORKS, INC.
By:	/s/ John T. Wolfe
	Name:	John T. Wolfe
	Title:	Vice President

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